EXHIBIT 99.2
ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE
SAN FRANCISCO, December 14, 2005 — The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high first quarter cash dividend of $0.11 per common share payable on February 6, 2006 to stockholders of record on January 13, 2006. This will be ABM’s 159th consecutive quarterly cash dividend, and is $0.005 (4.8%) above the $0.105 per share quarterly dividend rate paid for the first quarter of 2005.
     ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2004 revenues in excess of $2.4 billion and more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security, which includes American Commercial Security Services (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
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Contact:
ABM Industries, Inc.
George B. Sundby (Executive Vice President & Chief Financial Officer)
415/733-4000 or e-mail gsundby@abm.com